EXHIBIT 10.6

ADDITIONAL AGREEMENT
To Acquisition Agreement dated as of January 24, 2008

THIS ADDITIONAL AGREEMENT (the "Additional Agreement") is made and entered into as of March 5.2010 (the "Effective Date") by and between EMERGING MEDIA HOLDINGS INC. (EMH Company of USA, a Nevada corporation (the "Company") AND MEDIA TOP PRIM Ltd. (MEDIA TOP PRIM), Rep. of Moldova Corporation represented by Radu GUTU, acting on the base of Power of Attorney.

NOW THEREFORE in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. EXCHANGE OF SHARES

1.1 Exchange. The Shareholder will sell, convey, transfer and assign to the Company, and the Company will purchase and accept from the Shareholder all right, title and interest in and to the issued and outstanding shares of MEDIA TOP PRIM owned by Shareholder in exchange for 1,000,000 of Common Stock of the Company.
1/1/09

SECTION 2. PURCHASE PRICE

2.1 Purchase Price. Within 5 business days from the request for conversion, the Company shall convey. transfer. assign 1,000.000 of Common Stock of the Company in exchange for all of the issued and outstanding shares MEDIA TOP PRIM held by Shareholders.

SECTION 3. MISCELLANEOUS

3.1 This Additional Agreement supersedes the prior Additional Agreement (dated as of May 2nd , 2008) between the Parties hereto with respect to the subject matter hereof.

SECTION 4. SIGNATURES

EMERGING MEDIA HOLDINGS, INC.

By /s/ Iurie Bordian
Iurie Bordian CEO

MEDIA TOP PRIM Ltd.

By /s/ Radu Gutu
Radu Gutu, Attorney in fact